UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2004
HOUSEHOLD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-8198 (Commission File Number)	86-1052062 (IRS Employer Identification Number of Registrant)
2700 Sanders Road, Prospect Heights, Illinois (Address of principal executive offices of registrant	60070 (Zip Code)
Registrant's telephone number, including area code 847/564-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

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Item 8.01     OTHER EVENTS

On December 15, 2004 Household International, Inc. ("Household") merged with Household Finance Corporation ("HFC"), a wholly owned subsidiary and the holding company for Household's U.S.-based consumer finance operations. Household was the surviving entity. Immediately following the merger, Household changed its name to "HSBC Finance Corporation ("HSBC Finance")". As a result of the merger, all outstanding obligations, rights and powers of HFC continue as obligations, rights and powers of HSBC Finance. A press release regarding the merger and name change is included in Item 9.01 herein.

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Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Press release entitled "HSBC Merges Household Finance Corporation into Household International, Inc.; Renames Entity "HSBC Finance Corporation".

December 15, 2004 - (Prospect Heights, IL) HSBC North America has announced that, effective today, Household Finance Corporation was merged into Household International, Inc. Upon the merger, Household International, Inc. assumed all the obligations of Household Finance Corporation and changed its name to HSBC Finance Corporation.

Household Finance Corporation was a wholly owned subsidiary of Household International, Inc. and the owner of Household's domestic US operations.

There are several reasons for this action. Both Household Finance Corporation and Household International, Inc. have been public reporting companies with the Securities and Exchange Commission. There is substantial overlap of the companies as Household Finance Corporation holds $110.9 of Household International's $127.8 billion assets, as of September 30, 2004. As this resulted in little difference in the reported financial results between Household Finance and its parent, the merger will eliminate the need to prepare and file two sets of largely duplicative financial statements.

The name change to HSBC Finance Corporation furthers the rebranding of Household to HSBC.

As announced previously, the consumer finance operations of HSBC Finance Corporation will retain the "HFC" and "Beneficial" brands.

On Monday, Moody's Investors Services said it had revised Household International, Inc.'s outlook to positive from stable and raised its long-term senior debt rating as well as those of Household Finance Corporation.

Moody's affirmed Household Finance's "A1" long-term and "Prime-1" short-term debt ratings and raised Household International's long-term senior debt rating to "A1" from "A2." It said the merger of Household Finance into its parent simplifies the consolidated company's operating structure and eliminates the holding company structural subordination that was reflected in the prior one-notch rating differential that existed between the two entities.

Last week Fitch, Inc. announced that it had upgraded the senior debt and commercial paper ratings of Household Finance Corporation to "AA-" and "F1+", respectively. Fitch also announced that upon completion of the merger with Household Finance and subsequent name change that HSBC Finance Corporation would hold the same ratings. Fitch indicated that its upgrade reflects the commitment of HSBC Holdings plc to HSBC Finance through intercompany funding and a high degree of integration into the HSBC organization.

Standard & Poor's Corporation confirmed that HSBC Finance Corporation would hold a senior debt rating of "A" and a commercial paper rating of "A-1" following the merger and name change.

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About HSBC North America Holdings

HSBC North America Holdings Inc., is the holding company for all of the HSBC Groups U.S. and Canadian businesses and Household International. HSBCs businesses in North America serve more than 60 million customers in five key areas: personal financial services, consumer finance, commercial banking, private banking, and corporate investment banking and markets. Financial products and services are offered under the HSBC, Household, HFC and Beneficial brands. For more information, visit: www.hsbcnorthamerica.com

Media inquiries: Kathleen Rizzo Young (716) 841-5003.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HOUSEHOLD INTERNATIONAL, INC.,

By: /s/ P. D. Schwartz Name: Patrick D. Schwartz Title: Vice President, Deputy General Counsel - Corporate & Assistant Secretary
Dated: December 15, 2004

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